Exhibit 99.3

Deep Well Oil & Gas, Inc.

Audit Committee Charter

Adopted: December 17, 2014

AUDIT COMMITTEE CHARTER

1.	Purpose

This Charter governs the operations of the Audit Committee. The primary purpose of the Audit Committee is to assist the Board of Directors’ in fulfilling its oversight responsibilities of:

1.1	the integrity of the Company’s consolidated financial statements;

1.2	the Company's accounting and financial reporting processes and consolidated financial statement audits[1];

1.3	the Company’s compliance with legal and regulatory requirements;

1.4	the registered public accounting firm's (independent auditor’s) qualifications and independence[2];

1.5	the performance of the Company’s independent auditors[3]; and

1.6	the Company's systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.

The Audit Committee shall prepare the report (Audit Committee Report) required by the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

While the Audit Committee recognizes the importance of its role, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company’s consolidated financial statements are in all material respects complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”), or to certify the Company’s consolidated financial statements. These are the responsibilities of management and the independent auditor. It is also not the responsibility of the Audit Committee to guarantee the independent auditor’s report. The Audit Committee shall assist the Board of Directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company.

1 NASDAQ Corporate Governance Rule 5605(c)(1)(c)

2 NASDAQ Corporate Governance Rule 5605(c)(1)(b)

3 NASDAQ Corporate Governance Rule 5605(c)(1)(b)

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2.	Organization and Composition

The Board of Directors shall designate annually an Audit Committee comprised of three or more independent Directors, who may be removed by the Board of Directors in its discretion. The members of the Audit Committee shall:

2.1 Be “independent” as determined in accordance with the laws, rules and regulations of the SEC4;

2.2 Not accept any consulting, advisory, or other compensation fee from the Company other than for service on the Company’s Board or its Committees;

2.3 Not be an affiliated person of the Company ("Affiliated Person" means an executive officer of the Company or a beneficial owner of more than 10% of the Company's issued and outstanding voting shares.)

2.4 Be able to read and understand fundamental financial statements;

2.5 Not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

At least one member of the Audit Committee shall have past employment experience in finance or accounting with a professional certification in accounting or any other comparable experience or background which results in the individual's financial expertise, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities or who meets the requirements of an "Audit Committee Financial Expert" as defined in Item 407(d)(5) of Regulation S-K of the Securities Act of 1933.

The Board of Directors shall elect a Chairman of the Audit Committee annually. The Chairman may be removed by the Board of Directors in its discretion.

In addition, if an Audit Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual shareholder meeting or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Audit Committee composition due to a single vacancy on the Audit Committee, then the Company will have until the earlier of the next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The Audit Committee shall cause the Company to provide notice to the stock exchange where the Company is listed upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

4 NASDAQ Corporate Governance Rule 5605(a)(2)

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3.	Meetings

The Audit Committee shall meet no less than four times each year, or more frequently as it deems necessary or appropriate to carry out its responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Audit Committee members) in furtherance of such responsibilities. Meetings of the Audit Committee shall be called by the Chairman of the Audit Committee, the Chairman of the Board or the President of the Company. The Audit Committee Chairman will approve the agenda for the committee meetings and any member of the committee may suggest items for consideration.

All such meetings shall be held pursuant to the Amended By-Laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records. In order to foster open communications, the Audit Committee shall have unrestricted access to and meet separately and regularly with senior management of the Company and the independent auditor to discuss any matters that the Audit Committee or any such persons believe appropriate. In addition, the Audit Committee or its Chairman should meet with the independent auditors and management quarterly to review the Company’s consolidated financial statements. A majority of the members of the Audit Committee present in person or by telephone shall constitute a quorum. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.

4.	Relationship with Independent Auditors

The Audit Committee shall be directly responsible for the appointment, compensation (including as to fees and terms), retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent auditor shall report directly to the Audit Committee. All auditing services and permitted non-audit services performed for the Company by the independent auditor shall be preapproved by the Audit Committee subject to applicable laws, rules and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant preapprovals with respect to auditing services and permitted non-auditing services, provided that any such grant of preapproval shall be reported to the full Audit Committee at its next meeting.

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5.	Powers and Responsibilities

Oversight of the Company’ Consolidated Financial Reporting and Disclosure Matters

To fulfill its responsibilities and duties the Audit Committee shall:

5.1 Meet to review and discuss with management and the independent auditor the Company’s annual audited consolidated financial statements, including the Company’s disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” prior to the filing of the Company’s Annual Report on Form 10-K and recommend to the Board of Directors whether such audited consolidated financial statements should be included in the Company’s annual report on Form 10-K.

5.2 Meet to review and discuss with management and the independent auditor the Company’s quarterly consolidated financial statements, including the disclosures made under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” prior to the filing of the Company’s Quarterly Report on Form 10-Q.

5.3 Review the Company’s consolidated financial statements which shall include:

5.3.1 Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy and effectiveness of the Company’s internal controls over financial reporting and any special remedial actions adopted in light of significant deficiencies or material weaknesses;

5.3.2 Discussion with management and the independent auditor regarding significant financial reporting issues and judgments made in connection with the preparation of the Company’s consolidated financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the Company’s consolidated financial statements;

5.3.3 Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s consolidated financial statements; and

5.3.4 The completeness and clarity of the disclosures in the Company’s consolidated financial statements.

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5.4 Review and discuss with the independent auditor, before the filing of the Company’s Annual Report on Form 10-K:

5.4.1 all critical accounting practices and policies to be used;

5.4.2. all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

5.4.3. other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.5 Review and approve with the Board of Directors any related-party transactions over $120,000 or such other amount as revised under Regulation S-K Item 404(a) to be disclosed and recommend to the Board of Directors its determination with respect to the related-party transactions. The standard applied in approving any related party transaction will be to confirm that the transaction is in the best interests of the Company without regard to the interests of the related party involved in the transaction.

5.6 Review and discuss earnings press releases, as well as review any financial information and earnings guidance provided to analysts and rating agencies.

5.7 Discuss with management its process for performing its required quarterly and annual certifications required to be made under Section 302 of the Sarbanes-Oxley Act, including the evaluation of the effectiveness of its disclosure controls by the Chief Executive Officer and Chief Financial Officer.

5.8 Discuss, with management, management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any material weaknesses or significant deficiencies identified.

5.9 When the Company becomes subject to the SEC filing requirement with respect to the independent auditor’s attestation of the Company’s internal control over financial reporting, review and discuss with management and the independent auditor such report and the independent auditor’s attestation of the Company’s internal control over financial reporting prior to the filing of the Company’s Annual Report on Form 10-K.

5.10 Discuss with the independent auditor certain matters required to be discussed under auditing standards established from time to time by the Public Company Accounting Oversight Board (“PCAOB”) and by the SEC rules relating to the conduct of the audit, including any problems or difficulties encountered by the independent auditor in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or access to information, and any significant disagreements with management.

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6.	Oversight of the Company’s Independent Auditor

The Audit Committee shall:

6.1 Obtain and review the report from the independent auditor on at least an annual basis describing:

6.1.1 The internal quality-control procedures of such independent auditor;

6.1.2 Any material issues raised by the independent auditor’s most recent internal quality-control review or peer review and any steps taken to deal with such issues;

6.1.3 Any material issues raised by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to deal with such issues; and

6.1.4 To assess the auditor’s independence, all relationships between the independent auditor and the Company and its subsidiaries.

6.2 Evaluate the qualifications, performance and independence of the independent auditor, taking into account the foregoing report, the independent auditor’s work throughout the year and the opinions of management, and report such conclusions to the Board of Directors.

6.3 Evaluate the lead (or coordinating) audit partner having primary responsibility for the audit, taking into account the opinions of management.

6.4 Ensure the required rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the independent audit, and consider whether it is appropriate or necessary, in order to assure continuing independence, to rotate the Company’s independent auditor in accordance with the applicable rules and regulations.

6.5 Set Company hiring policies with respect to the employment of current and former employees of the independent auditor.

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7.	Oversight of the Company’s Compliance with Legal and Regulatory Requirements

The Audit Committee shall:

7.1 Obtain assurance from the independent auditor that the Company is in compliance with the provisions of Section 10A(b) of the Securities Exchange Act of 1934, as amended.

7.2 Review with management the Company’s Code of Business Conduct and Ethics (“Code”), which prohibits unethical or illegal activities by the Company’s directors, officers and employees, as well as review the actions taken to monitor compliance with the Code.

7.3 Review and approve any proposed waivers for directors or executive officers and review any material waivers for non-executive officers or employees granted by the Company’s CEO, CFO or General Counsel pursuant to the Company’s Code of Conduct.

7.4 Discuss with management the Company’s policies on risk assessment and risk management, including the risk of fraud and the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.5 Review with management and the Company’s counsel any legal, regulatory and environmental compliance matters that may have a material impact on the Company’s consolidated financial statements or accounting policies.

7.6 Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding the Company’s accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

7.7 Review and assess compliance with all applicable laws, rules and regulations, including those of the Securities and Exchange Commission, specifically applicable to the composition and responsibilities of the Audit Committee.

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8.	Additional Powers & Responsibilities

The Audit Committee shall have the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel and accountants, as it determines necessary or appropriate to carry out its duties and responsibilities. All related fees and costs of such advisors shall be paid promptly by the Company in accordance with its normal business practices. In carrying out its duties and responsibilities, the Audit Committee shall also have the authority to meet with and seek any information it requires from employees, officers, directors, or external parties.

The Audit Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Audit Committee’s own performance during such past year.

The Audit Committee shall report its activities to the full Board on a regular basis, including without limitation, any issues that arise with respect to the quality or integrity of the Company’s consolidated financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and shall perform such other activities or make such recommendations with respect to the above and other matters as the Audit Committee or the Board of Directors may from time to time deem necessary or appropriate.

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